UNTIED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):        April 23, 2018

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35328	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12B-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with a new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Aegion Corporation (the “Company”) is filing this amendment to the Current Report on Form 8-K filed by the Company on April 19, 2018 (the “Original Form 8-K”) to update the previously announced information pertaining to the appointment of (i) David F. Morris as Chief Financial Officer of the Company, and (ii) Kenneth L. Young as Interim Corporate Controller and Chief Accounting Officer of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The Company filed the Original Form 8-K under Item 5.02 to report that (i) David F. Morris was appointed as Chief Financial Officer, in addition to his position as Executive Vice President, of the Company effective April 17, 2018, and (ii) Kenneth L. Young will be appointed as the Interim Corporate Controller and Chief Accounting Officer, while continuing to serve as the Senior Vice President and Treasurer of the Company, to be effective May 4, 2018.
The Company stated in the Original Form 8-K that the Company would provide any information called for by Item 5.02(c)(3) of Form 8-K that was not determined or was unavailable when the Original Form 8-K was filed, in an amendment to the Original Form 8-K after the information is determined or becomes available, if and when required by Item 5.02 of Form 8-K. This information was finalized on April 23, 2018.
In connection with Mr. Morris’ new position with the Company, the Company approved an increase in Mr. Morris’ annual base salary from $412,050 to $440,000 effective April 17, 2018. In addition, Mr. Morris’ annual incentive bonus target will increase from 60% to 70% of his annual base salary (retroactive to January 1, 2018), subject to the actual corporate financial performance of the Company as compared against the metrics set forth in the Company’s 2018 Management Annual Incentive Plan on the same terms as are applicable to other participants in the plan. The Company also approved a grant to Mr. Morris of restricted stock units (“RSUs”) having an aggregate nominal value of approximately $500,000 with a grant date of April 23, 2018. The RSUs will cliff vest on April 23, 2023 and are subject to the terms of a Five-Year Restricted Stock Unit Agreement (the “RSU Agreement”).
The foregoing description of the RSU Agreement is qualified in its entirety by reference to the RSU Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

As a result of Mr. Young’s new positions with the Company, effective May 4, 2018, Mr. Young will receive a bonus of $10,000 per month while he serves in such positions.

Item 9.01.	Financial Statements and Exhibits.
	(d)	The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Form of Five-Year Restricted Stock Unit Agreement, dated April 23, 2018, between Aegion Corporation and David F. Morris, filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ Mark A. Menghini
Mark A. Menghini
Senior Vice President, Interim General Counsel and Secretary

Date: April 27, 2018

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit	Description
10.1	Form of Five-Year Restricted Stock Unit Agreement, dated April 23, 2018, between Aegion Corporation and David F. Morris, filed herewith.